NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Third Quarter 2024 Results
Net Income of $509 million and Net Operating Income of $630 million
Total Shareholder Return1 of 19.4%
Annualized YTD 17.8% Net Income ROE and 18.7% Net Operating Income ROE
HAMILTON, Bermuda – (BUSINESS WIRE) – October 30, 2024 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its third quarter 2024 results.

Third Quarter 2024 Highlights
•Total Shareholder Return of 19.4% annualized; Annualized year-to-date 17.8% Net Income ROE and 18.7% Net Operating Income ROE
•Net Income of $509 million; Net Operating Income of $630 million driven by attritional underwriting margin improvement and solid net investment income generation
•$4.4 billion in gross written premium with year-over-year growth of 0.6% for the Group, 1.7% for Reinsurance, and -2.1% for Insurance on a comparable basis; Strong double-digit growth in property and specialty lines across both segments was partially offset by reductions in certain casualty lines
•Combined ratios of 93.1% for the Group, 91.8% for Reinsurance and 97.1% for Insurance
•Attritional combined ratios of 85.8% for the Group, 83.5% for Reinsurance and 92.6% for Insurance
•Pre-tax underwriting income of $272 million for the Group, $245 million for Reinsurance, and $27 million for Insurance
•$279 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $170 million in Q3 2023
•Net investment income improved to $496 million versus $406 million in the prior year third quarter, driven by a larger asset base as well as strong core fixed income investment returns
•Strong operating cashflow for the quarter of $1.7 billion versus $1.4 billion in the third quarter 2023

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“Everest delivered another successful quarter with strong operating income driven by solid underwriting results and healthy investment income. These results reflect our underwriting discipline and prudent risk management, which position the Company to generate leading returns despite another above-average catastrophe year for the industry. We are delivering an annualized total shareholder return and operating return on equity of approximately 19%,” said Juan C. Andrade, Everest President and CEO. “As a lead reinsurance market, we grew in attractive lines of business with the highest expected returns. We are leveraging our franchise value in the continuing favorable property market conditions heading into the January 1 renewals. Additionally, we continued to shape our global primary insurance portfolio by growing strong double-digits in more attractive property and specialty lines, while remaining conservative across certain casualty lines in North America. As we approach the final stretch of the year, we remain focused on executing our strategy.”

Summary of Third Quarter 2024 Net Income and Other Items
•Net income of $509 million, equal to $11.80 per diluted share versus third quarter 2023 net income of $678 million, equal to $15.63 per diluted share
•Net operating income of $630 million, equal to $14.62 per diluted share versus third quarter 2023 net operating income of $613 million, equal to $14.14 per diluted share
•GAAP combined ratio of 93.1%, including 7.9 points of catastrophe losses, versus 91.4% in the third quarter 2023, including 5.0 points of catastrophe losses; Everest continues to successfully manage volatility against the backdrop of another year of above-average industry catastrophes

Hurricane Milton
•Pre-tax net catastrophe loss estimated to be in the range of $300 to $400 million for the fourth quarter 2024, net of estimated recoveries and reinstatement premiums
•Everest's loss estimate is based on an insured industry loss range of $25 to $35 billion

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Everest Group
Net income (loss)	509	1,966	678	1,713
Net operating income (loss) (2)	630	2,070	613	1,684

Net income (loss) per diluted common share	11.80	45.40	15.63	41.49
Net operating income (loss) per diluted common share (2)	14.62	47.79	14.14	40.77

Net income (loss) return on average equity (annualized)	13.3%	17.8%	21.2%	19.7%
After-tax net operating income (loss) return on average equity (annualized) (2)	16.4%	18.7%	19.2%	19.3%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Beginning shareholders' equity	14,182	13,202	10,902	8,441
Net income (loss)	509	1,966	678	1,713
Change - URA(D) of fixed maturity, available for sale securities	716	503	(242)	(159)
Dividends to shareholders	(86)	(249)	(76)	(212)
Purchase of treasury shares	(100)	(200)	—	—
Public equity offering of shares	—	—	—	1,445
Other	114	113	(37)	(1)
Ending shareholders' equity	15,335	15,335	11,226	11,226

Common shares outstanding		43.0		43.4
Book value per common share outstanding		356.77		258.71
Less: URA(D) of fixed maturity, available for sale securities		(5.11)		(43.06)
Book value per common share outstanding excluding URA(D) (3)		361.87		301.76

Change in BVPS adjusted for dividends		19.1%		22.4%
Total Shareholder Return ("TSR") - Annualized		19.4%		24.5%
Common share dividends paid - last 12 months		7.50		6.70

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q3	Year to Date
Gross written premium	4,425	13,561	4,391	12,314	0.8%	10.1%
Net written premium	3,805	11,789	3,866	10,870	(1.6)%	8.5%

Loss Ratio:
Current year	58.0%	58.5%	58.9%	59.4%	(0.9) pts	(0.9) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	7.9%	4.9%	5.0%	3.2%	2.9 pts	1.6 pts
Total Loss ratio	66.0%	63.3%	63.9%	62.6%	2.0 pts	0.7 pts
Commission and brokerage ratio	21.1%	21.3%	21.4%	21.3%	(0.3) pts	— pts
Other underwriting expenses	6.0%	6.2%	6.1%	6.3%	(0.1) pts	(0.1) pts
Combined ratio	93.1%	90.8%	91.4%	90.1%	1.6 pts	0.6 pts
Attritional combined ratio (4)	85.8%	86.3%	86.6%	87.0%	(0.8) pts	(0.7) pts

Pre-tax net catastrophe losses (5)	279	499	170	307
Pre-tax net unfavorable (favorable) prior year reserve development	—	—	—	—

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 1.7% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $3.3 billion. We continue to execute with precision, leveraging our market leading franchise to drive growth in lines with the best expected risk-adjusted returns.
•Growth was led by a 19.2% increase in Property Pro-Rata and 9.3% in Property Catastrophe XOL, partially offset by a 7.2% decrease in Casualty Pro-Rata, a 5.9% decrease in Casualty XOL, and a 28.6% decrease in Financial Lines, when adjusting for reinstatement premiums.
•Attritional loss ratio improved 60 basis points over last year to 56.9%, while the attritional combined ratio improved 140 basis points to 83.5% versus a year ago4.
•Pre-tax catastrophe losses were $239 million net of estimated recoveries and reinstatement premiums, driven primarily by several Atlantic hurricanes and other international weather-related events. Hurricane Helene accounted for $63 million of catastrophe losses, net of estimated recoveries and reinstatement premiums, in the quarter.
•Risk-adjusted returns remain excellent, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q3	Year to Date
Gross written premium	3,265	9,650	3,198	8,566	2.1%	12.7%
Net written premium	2,975	8,950	2,989	8,048	(0.5)%	11.2%

Loss Ratio:
Current year	56.3%	56.7%	57.4%	57.6%	(1.1) pts	(0.9) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	9.1%	5.8%	6.4%	4.2%	2.7 pts	1.5 pts
Total Loss ratio	65.4%	62.5%	63.8%	61.9%	1.6 pts	0.6 pts
Commission and brokerage ratio	23.9%	24.4%	24.8%	24.8%	(0.9) pts	(0.4) pts
Other underwriting expenses	2.5%	2.6%	2.5%	2.6%	— pts	— pts
Combined ratio	91.8%	89.4%	91.1%	89.2%	0.7 pts	0.2 pts
Attritional combined ratio (4)	83.5%	84.1%	84.9%	85.1%	(1.4) pts	(1.0) pts

Pre-tax net catastrophe losses (5)	239	439	160	295
Pre-tax net prior year reserve development	—	—	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Insurance Segment – Quarterly Highlights
•Gross written premiums decreased to $1.2 billion on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, a 2.1% decrease year-over-year as we continued to strategically shape the portfolio. Our International business continued its strong growth trajectory as it gained further traction.
•Everest Insurance grew by 21.0% in Property/Short Tail and 17.7% in Other Specialty lines. Growth was offset by a decrease of 27.6% in Accident and Health, as we exit the medical stop loss business, and 10.3% in Specialty Casualty, primarily in North America, reflecting our focus on lines of business with better expected margins.
•Pre-tax catastrophe losses were $40 million, net of estimated recoveries and reinstatement premiums, an increase over the prior year quarter, which benefited from benign catastrophe losses.
•Pricing continues to exceed loss trend in the aggregate and there was a meaningful acceleration in pricing across North American long-tail lines (excluding financial lines).

Underwriting information - Insurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q3	Year to Date
Gross written premium	1,160	3,911	1,193	3,748	(2.8)%	4.3%
Net written premium	830	2,839	878	2,822	(5.4)%	0.6%

Loss Ratio:
Current year	63.5%	63.7%	63.3%	64.0%	0.2 pts	(0.3) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	4.2%	2.1%	1.1%	0.4%	3.1 pts	1.7 pts
Total Loss ratio	67.8%	65.8%	64.4%	64.5%	3.4 pts	1.4 pts
Commission and brokerage ratio	12.2%	12.1%	11.8%	11.9%	0.4 pts	0.2 pts
Other underwriting expenses	17.2%	16.9%	16.4%	16.1%	0.8 pts	0.8 pts
Combined ratio	97.1%	94.9%	92.5%	92.5%	4.6 pts	2.4 pts
Attritional combined ratio (4)	92.6%	92.6%	91.4%	92.0%	1.2 pts	0.6 pts

Pre-tax net catastrophe losses (5)	40	60	10	12
Pre-tax net prior year reserve development	—	—	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Investments and Shareholders’ Equity as of September 30, 2024
•Total invested assets and cash of $42.1 billion versus $37.1 billion on December 31, 2023
•Shareholders’ equity of $15.3 billion vs. $13.2 billion on December 31, 2023, including $220 million of unrealized net losses on fixed maturity, available for sale securities
•Shareholders’ equity excluding unrealized gains (losses) on fixed maturity, available for sale securities of $15.6 billion versus $13.9 billion on December 31, 2023
•Book value per share of $356.77 versus $304.29 at December 31, 2023
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $361.87 versus $320.95 at December 31, 2023
•Common share repurchases of $100.0 million during the quarter, representing 272,460 shares at an average price of $367.03 per share. We have now repurchased $199.9 million year-to-date.
•Common share dividends declared and paid in the quarter of $2.00 per common share equal to $86 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. The forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties and other factors described in our SEC filings, including our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on October 31, 2024. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________
Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation non-GAAP financial measures to the most comparable corresponding GAAP financial measure is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$630	$14.62	$613	$14.14	$2,070	$47.79	$1,684	$40.77
After-tax net gains (losses) on investments	(25)	(0.57)	(27)	(0.61)	(44)	(1.02)	(17)	(0.40)
After-tax net foreign exchange income (expense)	(97)	(2.24)	91	2.10	(60)	(1.38)	46	1.12

Net income (loss)	$509	$11.80	$678	$15.63	$1,966	$45.40	$1,713	$41.49

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended September 30,
	2024			2023

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Loss ratio	65.4%	67.8%	66.0%	63.8%	64.4%	63.9%
Adjustment for catastrophe losses	(9.1)%	(4.2)%	(7.9)%	(6.4)%	(1.1)%	(5.0)%
Adjustment for reinstatement premiums	0.6%	—%	0.5%	0.1%	—%	0.1%
Adjustment for prior year development (6)	—%	—%	—%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.2)%	(0.1)%	—%	—%	—%
Attritional loss ratio	56.9%	63.3%	58.5%	57.5%	63.3%	59.0%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended September 30,
	2024			2023

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	91.8%	97.1%	93.1%	91.1%	92.5%	91.4%
Adjustment for catastrophe losses	(9.1)%	(4.2)%	(7.9)%	(6.4)%	(1.1)%	(5.0)%
Adjustment for reinstatement premiums	0.9%	—%	0.7%	0.2%	—%	0.1%
Adjustment for prior year development (6)	—%	—%	—%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.3)%	(0.1)%	—%	—%	—%
Attritional combined ratio	83.5%	92.6%	85.8%	84.9%	91.4%	86.6%

(Some amounts may not reconcile due to rounding.)

	Nine Months Ended September 30,
	2024			2023

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	89.4%	94.9%	90.8%	89.2%	92.5%	90.1%
Adjustment for catastrophe losses	(5.8)%	(2.1)%	(4.9)%	(4.2)%	(0.4)%	(3.2)%
Adjustment for reinstatement premiums	0.5%	—%	0.4%	0.1%	—%	0.1%
Adjustment for prior year development (6)	—%	—%	—%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.1)%	—%	—%	—%	—%
Attritional combined ratio	84.1%	92.6%	86.3%	85.1%	92.0%	87.0%

(Some amounts may not reconcile due to rounding.)

Notes
(6) Prior-year development includes the impact of COVID-19 losses.
Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	September 30, 2024	September 30, 2023	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$4,425	$4,391	0.8%
Adjustment for gross CAT reinstatement premiums	(33)	(6)	(0.6)%
Adjustment for foreign exchange effect	—	(21)	0.5%
Group (comparable basis)	$4,392	$4,365	0.6%

Reinsurance	$3,265	$3,198	2.1%
Adjustment for gross CAT reinstatement premiums	(33)	(6)	(0.8)%
Adjustment for foreign exchange effect	—	(13)	0.4%
Reinsurance (comparable basis)	$3,232	$3,180	1.7%

Insurance	$1,160	$1,193	(2.8)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	(8)	0.7%
Insurance (comparable basis)	$1,160	$1,185	(2.1)%

(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating income ROE is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$14,182	$10,902	$13,202	$8,441
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	936	1,627	723	1,709
Adjusted beginning of period shareholders' equity	$15,118	$12,529	$13,925	$10,149

End of period shareholders' equity	$15,335	$11,226	$15,335	$11,226
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	220	1,868	220	1,868
Adjusted end of period shareholders' equity	$15,555	$13,094	$15,555	$13,094

Average adjusted shareholders' equity	$15,336	$12,811	$14,740	$11,622

After-tax net operating income (loss)	$630	$613	$2,070	$1,684
After-tax net gains (losses) on investments	$(25)	(27)	$(44)	(17)
After-tax foreign exchange income (expense)	$(97)	91	$(60)	46
Net income (loss)	$509	$678	$1,966	$1,713

Return on equity (annualized)
After-tax net operating income (loss)	16.4%	19.2%	18.7%	19.3%
After-tax net gains (losses) on investments	-0.6%	-0.8%	-0.4%	-0.1%
After-tax foreign exchange income (expense)	-2.5%	2.9%	-0.5%	0.5%
Net income (loss)	13.3%	21.2%	17.8%	19.7%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. Group underwriting income is allocated to our Reinsurance and Insurance reportable segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	September 30, 2024			September 30, 2023

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Net premiums earned	$2,970	$948	$3,918	$2,593	$920	$3,513
Less: Incurred losses and LAE	1,942	642	2,584	1,653	593	2,246
Less: Commission, brokerage, taxes and fees	710	116	826	643	108	752
Less: Other underwriting expenses	73	163	236	65	151	215
Underwriting income (loss)	$245	$27	$272	$232	$69	$301

Net investment income			496			406
Net gains (losses) on investments			(27)			(31)
Corporate expenses			(25)			(19)
Interest, fee and bond issue cost amortization expense			(38)			(34)
Other income (expense)			(102)			103
Income tax benefit (expense)			(68)			(47)
Net income (loss)			$509			$678

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of U.S. dollars, except per share amounts)	2024	2023	2024	2023
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,918	$3,513	$11,262	$9,865
Net investment income	496	406	1,481	1,023
Net gains (losses) on investments	(27)	(31)	(50)	(21)
Other income (expense)	(102)	103	(48)	61
Total revenues	4,285	3,991	12,645	10,927

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,584	2,246	7,132	6,173
Commission, brokerage, taxes and fees	826	752	2,398	2,099
Other underwriting expenses	236	215	694	620
Corporate expenses	25	19	69	55
Interest, fees and bond issue cost amortization expense	38	34	112	99
Total claims and expenses	3,708	3,266	10,404	9,045

INCOME (LOSS) BEFORE TAXES	577	725	2,241	1,883
Income tax expense (benefit)	68	47	275	169

NET INCOME (LOSS)	$509	$678	$1,966	$1,713

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	704	(257)	477	(180)
Reclassification adjustment for realized losses (gains) included in net income (loss)	30	15	44	21
Total URA(D) of securities arising during the period	734	(242)	521	(159)

Foreign currency translation and other adjustments	83	(47)	45	(17)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—	24	1
Total benefit plan net gain (loss) for the period	—	—	24	1
Total other comprehensive income (loss), net of tax	816	(288)	590	(175)

COMPREHENSIVE INCOME (LOSS)	$1,325	$390	$2,556	$1,538

EARNINGS PER COMMON SHARE:
Basic	$11.80	$15.63	$45.40	$41.49
Diluted	11.80	15.63	45.40	41.49

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2024	2023
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2024, $30,753; 2023, $28,568, credit allowances: 2024, $(51); 2023, $(48))	$30,479	$27,740
Fixed maturities - held to maturity, at amortized cost
(fair value: 2024, $799; 2023, $854, net of credit allowances: 2024, $(8); 2023, $(8))	780	855
Equity securities, at fair value	230	188
Other invested assets	5,071	4,794
Short-term investments	3,931	2,127
Cash	1,599	1,437
Total investments and cash	42,090	37,142
Accrued investment income	380	324
Premiums receivable (net of credit allowances: 2024, $(51); 2023, $(41))	5,372	4,768
Reinsurance paid loss recoverables (net of credit allowances: 2024, $(31); 2023, $(26))	239	164
Reinsurance unpaid loss recoverables	2,276	2,098
Funds held by reinsureds	1,229	1,135
Deferred acquisition costs	1,475	1,247
Prepaid reinsurance premiums	952	713
Income tax asset, net	863	868
Other assets (net of credit allowances: 2024, $(9); 2023, $(9))	986	941
TOTAL ASSETS	$55,864	$49,399

LIABILITIES:
Reserve for losses and loss adjustment expenses	27,480	24,604
Unearned premium reserve	7,462	6,622
Funds held under reinsurance treaties	16	24
Amounts due to reinsurers	979	650
Losses in course of payment	259	171
Senior notes	2,350	2,349
Long-term notes	218	218
Borrowings from FHLB	819	819
Accrued interest on debt and borrowings	43	22
Unsettled securities payable	434	137
Other liabilities	469	582
Total liabilities	40,529	36,197

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2024) 74.3 and (2023) 74.2
outstanding before treasury shares	1	1
Additional paid-in capital	3,799	3,773
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(28) at 2024 and $(99) at 2023	(344)	(934)
Treasury shares, at cost; 31.3 shares (2024) and 30.8 shares (2023)	(4,108)	(3,908)
Retained earnings	15,988	14,270
Total shareholders' equity	15,335	13,202
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,864	$49,399

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(In millions of U.S. dollars)	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,966	$1,713
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(529)	(812)
Decrease (increase) in funds held by reinsureds, net	(99)	(26)
Decrease (increase) in reinsurance recoverables	(112)	(186)
Decrease (increase) in income taxes	(65)	(18)
Decrease (increase) in prepaid reinsurance premiums	(201)	(153)
Increase (decrease) in reserve for losses and loss adjustment expenses	2,605	1,768
Increase (decrease) in unearned premiums	767	1,157
Increase (decrease) in amounts due to reinsurers	278	233
Increase (decrease) in losses in course of payment	86	258
Change in equity adjustments in limited partnerships	(236)	(124)
Distribution of limited partnership income	106	81
Change in other assets and liabilities, net	(376)	(377)
Non-cash compensation expense	49	37
Amortization of bond premium (accrual of bond discount)	(113)	(35)
Net (gains) losses on investments	50	21
Net cash provided by (used in) operating activities	4,177	3,536

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	2,692	1,686
Proceeds from fixed maturities sold - available for sale	4,322	468
Proceeds from fixed maturities matured/called/repaid - held to maturity	129	81
Proceeds from equity securities sold	15	126
Distributions from other invested assets	289	189
Cost of fixed maturities acquired - available for sale	(9,069)	(5,311)
Cost of fixed maturities acquired - held to maturity	(46)	(23)
Cost of equity securities acquired	(35)	(3)
Cost of other invested assets acquired	(438)	(422)
Net change in short-term investments	(1,724)	(1,338)
Net change in unsettled securities transactions	321	202
Net cash provided by (used in) investing activities	(3,545)	(4,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(23)	(22)
Proceeds from public offering of common shares	—	1,445
Purchase of treasury shares	(200)	—
Dividends paid to shareholders	(249)	(212)
Cost of shares withheld on settlements of share-based compensation awards	(23)	(22)
Net cash provided by (used in) financing activities	(495)	1,188

EFFECT OF EXCHANGE RATE CHANGES ON CASH	25	(12)

Net increase (decrease) in cash	162	367
Cash, beginning of period	1,437	1,398
Cash, end of period	$1,599	$1,765

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$340	$185
Interest paid	90	75

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	23	—